UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2022 (December 31, 2021)

AMERICA GREAT HEALTH

(Exact name of registrant as specified in its charter)

Wyoming	000-27873	98-0178621
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

1609 W Valley Blvd Suite 338

Alhambra, CA 91803

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 988-1333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations Item

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2021, America Great Health (the “Company”) entered into a Supplementary Agreement with Zhigong Lin to amend his prior employment agreement with the Company dated August 31, 2021. The Supplement Agreements provides, inter alia, that Lin will be appointed Chief Executive Officer of GOF Biotechnologies, Inc., a newly-incorporated majority-owned subsidiary of the Company and Lin’s monthly compensation will be adjusted to $6,000 beginning December 1, 2021 and to $8,000 from January 1, 2022.

The preceding description of the Supplementary Agreement does not purport to be complete and is qualified in its entirety by reference to the Supplementary Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Section 8 - Other Events

Item 8.01 Other Events.

On November 4, 2021, the Company incorporated a wholly-owned subsidiary, GOF Biotechnologies, Inc. (“GOF”) in the State of California. GOF is 75% majority owned (60,000,000 shares of common stock) by the Company and the remaining 25% of its issued and outstanding shares (20,000,000 shares of common stock) are held by Men Hwei, Tsai.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Lin Supplementary Agreement dated December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICA GREAT HEALTH (Name of Registrant)

Date: January 7, 2022	By:	/s/ Mike Wang

	Name:	Mike Wang
	Title:	President (Principal Executive Officer)